UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 30, 2014, Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”) closed its initial public offering (the “Offering”) of 14,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-194980), as amended (the “Registration Statement”). The material terms of the Offering are described in the prospectus, dated July 24, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 28, 2014.

Registration Rights Agreement

In connection with the Offering, on July 30, 2014, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders of the Company, including ASP ADS Investco, LLC. The Registration Rights Agreement grants to certain stockholders of the Company the right to cause the Company, generally at the Company’s expense, to use the Company’s reasonable best efforts to register certain securities of the Company held by such stockholders for public resale, subject to certain limitations. In the event the Company registers any of its Common Stock following the Offering, certain stockholders of the Company will also have the right to require the Company to use its reasonable best efforts to include in such registration statement shares of Common Stock held by such stockholders, subject to certain limitations, including as determined by the underwriters. The Registration Rights Agreement also provides for the Company to indemnify certain stockholders of the Company and their affiliates in connection with the registration of shares of Common Stock.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the heading “Registration Rights Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2014, Scott M. Wolff provided notice of his resignation from his position as a director on the Company’s Board of Directors and any committees thereof, effective as of the date hereof. Mr. Wolff’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operation, policies or practices. The Company intends to reduce the size of the Board of Directors to eliminate the vacancy created by the departure of Mr. Wolff.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amended and Restated Certificate of Incorporation

On July 30, 2014, immediately prior to the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on July 30, 2014. A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Second Amended and Restated Bylaws

On July 30, 2014, immediately prior to the closing of the Offering, the Company amended and restated its Amended and Restated Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Advanced Drainage Systems, Inc.

3.2	Second Amended and Restated Bylaws of Advanced Drainage Systems, Inc.

4.1	Registration Rights Agreement, dated as of July 30, 2014, by and among Advanced Drainage Systems, Inc. and the stockholders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: July 30, 2014	By:	/s/ Mark B. Sturgeon
Name: Mark B. Sturgeon
Title: EVP, CFO, Secretary & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Advanced Drainage Systems, Inc.

3.2	Second Amended and Restated Bylaws of Advanced Drainage Systems, Inc.

4.1	Registration Rights Agreement, dated as of July 30, 2014, by and among Advanced Drainage Systems, Inc. and the stockholders from time to time party thereto.